Exhibit 10.9(f)

AGREEMENT

China Satellite Communications Corporation (hereinafter as “ChinaSat”), a corporation registered under the laws of the People’s Republic of China, and WorldSpace Inc. (hereinafter as “WorldSpace), registered under the laws of the United States, have had friendly discussions and reached the following agreement as of July 18th, 2005:

(1)	Both parties agree to extend the “August 8 Agreements” (including the Cooperation Agreement on Technial and Commercial Trial Operation of WorldSpace L-Band Satellite Multimedia Services, Agency Agreement, Agreement for WorldSpace’s Contribution to ChinaSat of the Satellite Uplink Systems, and Memorandum of Understanding Regarding Cooperation Project Between ChinaSat & WorldSpace signed as of August 8, 2000 and the Supplementary Agreement signed as of April 2, 2001) to December 31, 2005.

(2)	Both parties agree to negotiate further extension issues of the “August 8 Agreements” at least before 60 days of expiration.

(3)	WorldSpace agrees to immediately begin expansion of the uplink station in Beijing in consideration of ChinaSat agreeing to extent the “August 8 Agreements” for an additional Five (5) years.

(4)	This agreement has 4 copies, 2 in English and 2 in Chinese. Both of which are equally authentic.

China Satellite Communications Corporation		WorldSpace Inc.
By:	China Satellite Navigation and Communication Co. Ltd	/s/ Mike Ma
/s/ Lu Ziping
[official chop of China Satellite Navigation and Communication Co., Ltd.]

Power of Attorney

No: 2005 Zi No. 70

To: WorldSpace, Inc.

I, Zhang Hainan, as the legal representative of China Satellite Communication Corporation, an enterprise incorporated under the law of the People’s Republic of China, hereby authorize China Satellite Navigation and Communication Co., Ltd. to execute an extension agreement with WorldSpace, Inc. with respect to the business of leasing Northeast Beam AsiaStar channels both inside and outside of China, and to execute any other related legal documents. The rights and obligations under such extension agreement and any other related legal documents will be enjoyed and assumed by China Satellite Communication Corporation.

This power of attorney will be effective from May 26, 2005 and be valid for a period of six months.

Leal Representative:	[signature of Zhang Hainan]
[official chop of China Satellite Communication
Corporation]

Position:	General Manager

Authorized unit:	[official chop of China Satellite Navigation and Communication Co., Ltd.]